SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 30, 2004
(Date of earliest event reported: July 30, 2004)

Brunswick Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-1043 (Commission File Number)	36-0848180 (I.R.S. Employer Identification Number)

1 N. Field Ct., Lake Forest, Illinois (Address of Principal Executive Offices)	60045-4811 (Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
SIGNATURES

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

The Brunswick Employee Stock Ownership Plan (the “BESOP”) is coming to its scheduled end. As a result, BESOP balances for each BESOP participant who is also a participant in a 401(k) plan maintained by Brunswick Corporation (“Brunswick”) will be transferred to the ESOP Company Stock Fund.

In order to facilitate the transfer, affected plan participants and beneficiaries will be prohibited from effecting certain transactions in the ESOP Company Stock Fund held in the following plans during the period beginning at 9 a.m. Eastern Time on September 15, 2004 and ending at 4 p.m. Eastern Time on September 22, 2004:

The Brunswick Retirement Savings Plan;

The Brunswick Rewards Plan; and

The Brunswick Rewards Plan With Variable Profit Sharing.

Trading restrictions include loan transactions, distributions (including hardship withdrawals), fund election and contribution changes, and fund transfers and reallocations.

Brunswick received notice, as required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, of the temporary trading suspension from the Brunswick Benefits Administration Committee, the plan administrator for each of the above plans, on July 30, 2004. Notice of the temporary trading suspension has been sent to all affected plan participants and beneficiaries.

The temporary trading suspension qualifies as a “blackout period” under Regulation BTR promulgated pursuant to Section 306(a)(3) of the Sarbanes-Oxley Act of 2002. Notice of this blackout period has also been sent to Brunswick’s directors and executive officers.

Inquiries concerning the blackout period should be directed to Kristin M. Coleman, Brunswick’s Associate General Counsel, at 1 N. Field Ct., Lake Forest, Illinois 60045-4811 or (847) 735-4700.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRUNSWICK CORPORATION
By:	/s/ Marschall I. Smith
Marschall I. Smith
Vice President, General Counsel and Secretary